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                                                                   EXHIBIT 10.20


                                 AMENDMENT #1 TO
                              EMPLOYMENT AGREEMENT


         AMENDMENT #1 TO EMPLOYMENT AGREEMENT dated as of January 7, 1999 ("Amendment #1") by and between ABACUS DIRECT CORPORATION, a Delaware corporation having an office located at 8774 Yates Drive, Westminster, Colorado 80030 (the "Corporation"), and CHRISTOPHER M. DICE ("Executive").

                                   WITNESSETH:

         WHEREAS, the Corporation and Executive are desirous of amending that certain Employment Agreement dated as of November 2, 1998 (the "Employment Agreement") to which each is a party on the terms hereinafter set forth.

         WHEREAS, the Corporation has determined that it is in its best interests, and the best interests of its shareholders, to assure that the Corporation will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a change of control of the Corporation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Corporation and Executive hereby agree to amend the Employment Agreement as follows:

         1. Section 9(a)(iii)(B) shall be amended in its entirety as follows:

                  "In lieu of any further salary payments to Executive for periods subsequent to the Date of Termination (including any payments relating to any bonus or incentive compensation), the Corporation shall pay as severance pay to Executive, no later than the fifth (5th) day following the Date of Termination, a lump-sum severance payment in an amount equal to the sum of (x) twenty-four (24) months of the Base Salary then in effect and (y) an amount equal to two (2) times any incentive compensation earned in the most recently completed fiscal year of the Corporation."

         Except as expressly set forth in this Amendment #1, the Employment Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment #1.


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         IN WITNESS WHEREOF, the Corporation and Executive have executed and delivered this Amendment #1 to Employment Agreement on the date first above written.


                                       ABACUS DIRECT CORPORATION

                                       By:           /s/ CARLOS SALA
                                          ----------------------------------
                                            Name:  Carlos Sala
                                            Title: CFO


                                       EXECUTIVE

                                              /s/ CHRISTOPHER M. DICE
                                       -------------------------------------
                                                 Christopher M. Dice